U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2012

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

On May 4, 2012, our co-chief executive officer and chairman of the board, Hamid R. Moghadam, adopted a pre-arranged 10b5-1 plan (the “Exercise and Sale Plan”) to exercise a portion of his vested stock options expiring in 2013 and 2014 and sell the underlying shares of common stock received upon exercise of such options.

On May 4, 2012, Mr. Moghadam also adopted a pre-arranged 10b5-1 plan (the “Deferral Option Plan”) to exercise a portion of his vested stock options expiring in 2013 and 2014 in a stock-for-stock transaction and defer the shares received from such stock option exercises representing the gain from such option exercises into his deferred compensation plan account. Such deferral process will be conducted in accordance with the rules and regulations of Section 409A of the Internal Revenue Code regarding grandfathered stock options.

Mr. Moghadam is adopting such plans to exercise options that have near-term expiration dates in February 2013 and January 2014. These 10b5-1 plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and our policies regarding stock transactions.

Options to purchase up to 454,419 shares of our common stock may be exercised under the Exercise and Sale Plan and 546,159 shares of our common stock may be exercised under the Deferral Option Plan. As of May 4, 2012, Mr. Moghadam had beneficial ownership of 3,382,376 shares of our common stock, not including 181,266 unvested restricted stock units and options to purchase 2,334,585 shares of our common stock (of which 2,119,301 are currently exercisable). All transactions under his 10b5-1 plans will be disclosed publicly in filings with the U.S. Securities and Exchange Commission.

Forward Looking Statements

The statements in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, disposition activity, general conditions in the geographic areas where we operate, synergies to be realized from our recent merger transaction, our debt and financial position, our ability to form new property funds and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prologis, Inc.
(Registrant)

Date: May 7, 2012	By:	/s/ Michael T. Blair
Michael T. Blair
Deputy General Counsel and Assistant Secretary

Prologis, L.P.
(Registrant)
	By:	Prologis, Inc.,
its general partner

Date: May 7, 2012	By:	/s/ Michael T. Blair
Michael T. Blair
Deputy General Counsel and Assistant Secretary